Exhibit 99.2

Press Release

Tut Systems Announces Closing of $14.9 Million Private

Placement Financing

LAKE OSWEGO, Oregon, July 22, 2005 – Tut Systems, Inc. (Nasdaq: TUTS), a leader in delivering video and data services over broadband networks, today announced that it has closed its previously announced private sale of common stock and warrants to institutional investors for $14.9 million. Tut Systems will use the proceeds from this transaction for general working capital.

Q2 2005 Earnings Release Schedule for July 26, followed by a Conference Call on July 27, 2005

Tut Systems will announce its second quarter 2005 financial results and host a conference call. A Press Release will be available by 2:00 p.m. Pacific Time, July 26, at www.tutsys.com and on PR Newswire.

Tut Systems President and CEO Sal D’Auria, and CFO Randy Gausman, will host the conference call at 5:00 a.m. Pacific Time, July 27. Participants of the conference call should dial in at least 5 minutes before the start time.

Conference ID # 7959710

U.S. and Canada dial (877) 356-8058

International participants dial (706) 634-2465

Online at www.tutsys.com

A replay will be available two hours after the call ends for one week dial (800) 642-1687 or (706) 645-9291 and enter the conference ID number. A replay is also available at www.tutsys.com.

About Tut Systems, Inc.

Tut Systems, Inc. delivers content processing and distribution products for deploying next-generation data and video services over broadband networks. Service providers, content providers and government agencies in the United States and abroad use Tut Systems solutions to deliver broadcast-quality video over broadband networks.

Tut Systems is headquartered in Lake Oswego, OR with regional offices across North America, Europe and Asia. For more information visit www.tutsys.com or call (971) 217-0400.

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Contact:

Randy Gausman

Tut Systems

(971) 217-0400

randallg@tutsys.com